CLYDE BAILEY P.C.
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                                                    Certified Public Accountant
                                                       10924 Vance Jackson #404
                                                       San Antonio, Texas 78230
                                                           (210) 699-1287(ofc.)
                                           (888) 699-1287  (210) 691-2911 (fax)

                                                                        Member:
                                                    American Institute of CPA's
                                                         Texas Society of CPA's


February 18, 2002

I consent to the use, of my report dated March 26, 2001, in the Form SB-2, on the financial statements of BisAssist, Inc., dated December 31, 2000 and 1999, included herein and to the reference made to me.


/s/ Clyde Bailey
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Clyde Bailey